UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 11, 2014

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Product Development and Marketing Agreement

As previously disclosed, Synergetics USA, Inc. (the “Company”) supplies certain bipolar generators and related disposable products and accessories to Codman & Shurtleff, Inc. (“Codman”) for distribution by Codman pursuant to the terms of the Product Development and Marketing Agreement between the parties, as amended from time to time. The Company and Codman are also parties to the Trademark License Agreement, as amended, which provides for the continued licensing of the Company’s Malis® trademark to Codman for use with certain Codman products, including those distributed pursuant to the Product Development and Marketing Agreement. On December 16, 2014, the Company executed Amendment No. 3 to the Product Development and Marketing Agreement (“Amendment No. 3”) with DePuy Synthes Products, LLC, successor to Codman, effective as of December 9, 2014.  Amendment No. 3 extends the terms of the Product and Development Agreement and the Trademark License Agreement until December 31, 2015.  All other provisions of such agreements remain unchanged.

The foregoing description of Amendment No. 3 is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Loan and Security Agreement

On December 16, 2014, the Company and its subsidiaries Synergetics, Inc., Synergetics IP, Inc., Synergetics Delaware, Inc. and Synergetics Development Company, L.L.C., as borrowers (collectively, the “Borrower”) entered into a $9.5 million revolving credit facility (the “Revolving Credit Facility”) and $13.0 million term loan (the “Term Loan”) pursuant to the Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Regions Bank, as lender (the “Lender”).  The Amended Loan Agreement replaces the Credit and Security Agreement dated as of March 13, 2006, as amended, between the parties.

The Revolving Credit Facility matures on February 28, 2018.  Loans under the Revolving Credit Facility may be used by the Borrower for the purpose of refinancing existing debt, capital expenditures, general corporate purposes, transaction expenses and working capital.

Pursuant to the terms of the Amended Loan Agreement, the Lender has agreed to make advances under the Term Loan up to $13.0 million upon the Borrower’s request and satisfaction of applicable conditions.  The Term Loan shall be used for the purpose of (i) refinancing the loan made to the Borrower by the Lender in the amount of $2.5 million to fund a portion of the Company’s acquisition of Sterimedix Limited (“Sterimedix”) on December 10, 2014, plus up to an additional $4.0 million to reimburse the Borrower for cash used in funding the Sterimedix acquisition; (ii) funding earn-out payments pursuant to the terms of the Sterimedix acquisition up to $6.5 million; and (iii) funding other permitted acquisitions. The maturity date of any advance made under the Term Loan shall be the fifth anniversary of the date of such advance.  The Term Loan shall expire on February 28, 2018.

In addition to the Revolving Credit Facility and Term Loan, the Amended Loan Agreement provides for a $1.0 million CapEx Loan (the “CapEx Loan”), pursuant to which the Lender has agreed to advance up to 80% of the capitalized cost of new machinery and equipment in an amount not to exceed $1.0 million.  The maturity date of any advance made under the CapEx Loan shall be the third annual anniversary of the date of such advance. The CapEx Loan shall expire on February 28, 2018.

The Amended Loan Agreement further provides for the extension of letters of credit up to $1.0 million, provided that the amount of all letter of credit obligations and outstanding amounts due under the Revolving Credit Facility do not exceed the amount available under the Revolving Credit Facility.  Any letter of credit extended shall mature on February 28, 2018, provided that any letter of credit not repaid within one business day shall be converted to a revolving loan under the Revolving Credit Facility.

Loans made and letters of credit extended under the Amended Loan Agreement bear interest at the Borrower’s option of the LIBOR rate or prime rate, in each case plus the applicable margin dependent on the Borrower’s ratio of total debt to EBITDA, as set forth in the Amended Loan Agreement (ranging from 0.00% to 2.00%).

As collateral, the Borrower entities granted the Lender a security interest in substantially all of their assets.  The Amended Loan Agreement contains customary representations and warranties and affirmative and negative covenants, including a restriction on the Company’s ability to declare dividends if an event of default has occurred or will result therefrom.  In addition, the Amended Loan Agreement contains financial covenants pursuant to which (i) the ratio of total debt to EBITDA may not be greater than 2.25 to 1.00 as of the last day of each fiscal quarter; and (ii) the fixed charge coverage ratio may not be less than 1.25 to 1.00 as of the last day of each fiscal quarter.

Payment of indebtedness under the Amended Loan Agreement may be accelerated upon an event of default, which includes, but is not limited to, (i) payment defaults; (ii) failure to comply with the terms, obligations, covenants or conditions of the Amended Loan Agreement; (iii) insolvency or bankruptcy; (iv) defaults under other obligations; (v) false warranties, representations or statements made by the Borrower to the Lender; (vi) failure to pay certain final judgments, decrees or orders; (vii) changes in control; and (viii) liquidation or dissolution.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2014, the Borrower and the Lender executed the Amended Loan Agreement.  The terms of the Amended Loan Agreement are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the Company’s Annual Meeting held on December 11, 2014.

(a)           David M. Hable was elected as a Class C director to serve a three-year term ending in 2017, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,580,466	1,974,435	12,406	7,190,455

(b)           The Company’s executive compensation was approved by the following non-binding advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,487,989	1,653,184	426,134	7,190,455

(c)           The appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified, as follows:

Votes For	Votes Against	Abstain
21,352,883	1,373,643	31,236

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 3 by and between DePuy Synthes Products, LLC and Synergetics USA, Inc., as of December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2014

SYNERGETICS USA, INC. (Registrant)

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer